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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             OGDEN CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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This additional definitive proxy material is being refiled due to the failure to include the foregoing Schedule 14A Information cover page in the original filing of this material on May 13, 1998.

                                     [LOGO]

                       DON'T SIGN PROVIDENCE'S GOLD PROXY

                                                                    May 14, 1998

DEAR SHAREHOLDER:

    PROVIDENCE CAPITAL, INC., HAS NOW LAUNCHED A COSTLY AND DISRUPTIVE PROXY CONTEST TO ELECT ITS THREE DISSIDENT CANDIDATES TO OGDEN'S BOARD. The Providence candidates have a minimal or no investment in Ogden and, in our opinion, the key elements of Providence's program either have already been implemented by Ogden's Board or are contrary to your best interests. In short, we see no good reason why you would want Providence represented on your Company's Board. DO NOT SIGN ANY GOLD PROXY CARD YOU MAY RECEIVE FROM PROVIDENCE. PLEASE SIGN, DATE AND MAIL ONLY THE WHITE MANAGEMENT PROXY ENCLOSED WITH THIS LETTER.

                  A CLOSER LOOK AT PROVIDENCE'S "NON-PROGRAM"

    In its attempt to get your vote, Providence offers you so-called "suggestions for accelerating earnings growth." In your Board's opinion, Providence's suggestions demonstrate a lack of understanding of your Company's businesses and a failure or unwillingness to recognize the significant progress already made by your Board. IN FACT, PROVIDENCE ADMITS IT HAS NOT PERFORMED AN IN-DEPTH ANALYSIS OF THE RISKS ASSOCIATED WITH CERTAIN OF ITS SUGGESTIONS, AND ACKNOWLEDGES THAT THEY COULD HAVE A NEGATIVE IMPACT ON OGDEN'S SHARE PRICE AND NET EARNINGS.
Take a closer look:

1. Providence wants to focus Ogden's business operations and simplify Ogden's corporate structure.

IN NOVEMBER 1995, YOUR BOARD ANNOUNCED THE REFOCUSING OF OGDEN INTO THREE GLOBAL
BUSINESSES: ENTERTAINMENT; AVIATION; AND ENERGY. SINCE THAT TIME, OGDEN HAS SOLD BUSINESS LINES TO EXIT FROM LESS PROFITABLE AREAS AND TO FOCUS ON THE COMPANY'S CORE
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BUSINESSES, GENERATING OVER $300 MILLION IN THE PROCESS. YOUR BOARD AND
MANAGEMENT CONSIDERS, ON A CONTINUING BASIS, OTHER CHANGES TO OGDEN'S CORPORATE STRUCTURE WITH A VIEW TOWARD IMPROVING OGDEN'S EARNINGS. SHOULD FUTURE CHANGES BECOME WARRANTED, YOUR BOARD WILL MAKE THEM.
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2.  Providence states that Ogden should consider reducing or eliminating the cash dividend in favor of a significant share repurchase program.

MONTHS BEFORE PROVIDENCE BOUGHT ITS FIRST SHARE OF OGDEN STOCK, YOUR BOARD HAD AUTHORIZED A $100 MILLION SHARE REPURCHASE PROGRAM AS A DEMONSTRATION OF CONFIDENCE IN OGDEN'S FUTURE. TO DATE, OVER $12 MILLION WORTH OF OGDEN STOCK HAS BEEN PURCHASED PURSUANT TO THIS PROGRAM. YOUR BOARD IS CONCERNED THAT PROVIDENCE WOULD SEEK TO ELIMINATE YOUR CASH DIVIDEND IN FAVOR OF A MUCH MORE MASSIVE AND, THE BOARD BELIEVES, RISKY SHARE REPURCHASE PROGRAM, WHICH PROVIDENCE ADMITS COULD RESULT IN A NEGATIVE IMPACT ON OGDEN'S EARNINGS, LIQUIDITY AND SHARE PRICE.

3.  Providence wants to recruit a new chairman and chief executive officer.

IN ATTACKING YOUR COMPANY'S CHIEF EXECUTIVE, PROVIDENCE FOCUSES ON A RECORD BEGINNING IN 1990, BUT LARGELY IGNORES THE RECENT SIGNIFICANT PROGRESS ACHIEVED BY OGDEN IN EARNINGS AND RETURN TO INVESTORS. FURTHERMORE, ALTHOUGH PROVIDENCE CLAIMS OGDEN NEEDS A NEW CHIEF EXECUTIVE, IT OFFERS NO SUGGESTIONS FOR A REPLACEMENT, NO HINT ON HOW LONG IT WOULD TAKE TO FIND ONE AND NO IDEA OF WHAT WOULD HAPPEN TO OGDEN IN THE INTERIM.

4. Providence complains about Ogden's corporate governance and states its candidates will align the interests of directors with shareholders.

OGDEN HAS ALREADY MADE SUBSTANTIAL CHANGES TO ITS CORPORATE GOVERNANCE STRUCTURE. ALL BUT ONE OF THE INCUMBENT DIRECTORS ARE INDEPENDENT OUTSIDE DIRECTORS, AND THE BOARD RECENTLY ADOPTED A MANDATORY RETIREMENT AGE, CREATED A CORPORATE GOVERNANCE COMMITTEE AND ELIMINATED INTERLOCKING RELATIONS AND CONSULTING FEES PAID TO DIRECTORS.

WE FAIL TO SEE HOW THE INTERESTS OF PROVIDENCE'S DISSIDENT CANDIDATES CAN BE ALIGNED WITH YOURS WHEN THE ENTIRE PROVIDENCE SLATE OWNS A GRAND TOTAL OF ONLY 1,000 OGDEN SHARES, AND TWO OF PROVIDENCE'S CANDIDATES HAVE NOT SEEN FIT TO INVEST ONE DIME IN OGDEN STOCK.

5. Providence proposes to "recommend tangible measures" to address the growth in Ogden's expenses.

YOUR BOARD'S REFOCUSING EFFORTS HAVE RESULTED IN A 25% REDUCTION IN SG&A EXPENSES OVER THE PAST TWO FISCAL YEARS. DURING THE SAME PERIOD, NET INCOME INCREASED TO $75.7 MILLION IN FISCAL 1997 FROM $7.4 MILLION IN FISCAL 1995. YOUR BOARD FINDS IT DISINGENUOUS FOR PROVIDENCE TO COMPLAIN ABOUT OGDEN'S EXPENSES, HAVING SOUGHT PREVIOUSLY TO EXTRACT $600,000 PER YEAR FROM OGDEN'S TREASURY FOR "EXCLUSIVE INVESTMENT BANKING SERVICES," AND NOW PROMISING TO SEEK REIMBURSEMENT FOR UP TO $300,000 IN PROXY CONTEST EXPENSES.
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                       YOUR BOARD HAS EARNED YOUR SUPPORT

    The Board believes that your Company's refocusing program, the advances in corporate governance and the reconstitution of Ogden's Board have positioned Ogden for a bright future and have already begun to pay dividends for Ogden's shareholders. SINCE THE IMPLEMENTATION OF THE REFOCUSING PROGRAM IN JANUARY 1997, OGDEN HAS:

- PROVIDED SHAREHOLDERS WITH A TOTAL RETURN OF 62.6% -- FAR OUTPERFORMING THE S&P 500

-   REPORTED EARNINGS GROWTH OF 16% IN 1997

    YOUR BOARD BELIEVES YOUR OWN BEST INTERESTS WILL BE SERVED, NOT THROUGH THE VAGUE PLAN OF AN UNTESTED OPPOSITION GROUP, BUT BY CONTINUING YOUR BOARD'S SUCCESSFUL STRATEGY WHICH IS PRODUCING RESULTS FOR SHAREHOLDERS. SUPPORT YOUR BOARD BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE MANAGEMENT PROXY TODAY. Since the Annual Meeting is only a few days away, it is important to act promptly.

    Thank you.

                                  ON BEHALF OF THE BOARD OF DIRECTORS
                                  Sincerely,

                                                          [LOGO]

                                  R. RICHARD ABLON
                                  CHAIRMAN OF THE BOARD, PRESIDENT AND
                                    CHIEF EXECUTIVE OFFICER
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                                   IMPORTANT

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, ONLY YOUR BROKER CAN EXECUTE A PROXY TO VOTE YOUR SHARES AND ONLY AFTER RECEIVING YOUR SPECIFIC INSTRUCTIONS. PLEASE RETURN ONLY THE WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU HAVE ANY QUESTIONS OR NEED FURTHER ASSISTANCE IN VOTING, PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:

                             D.F. KING & CO., INC.
                         CALL TOLL-FREE (800) 290-6432